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                                                                     EXHIBIT 5.1

                  [MULDOON, MURPHY & FAUCETTE LLP LETTERHEAD]



                                January 8, 1999



Richmond County Financial Corp.
1214 Castleton Avenue
Staten Island, New York 10310

     Re:  Richmond County Financial Corp.
          Registration Statement on Form S-4


Ladies and Gentlemen:

     We have acted as special counsel for Richmond County Financial Corp., a Delaware corporation ("Richmond County") and, at the request of Richmond County, have examined the registration statement on Form S-4 (the "Registration Statement"), filed by Richmond County with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on October 14, 1998, and the regulations promulgated thereunder. All capitalized terms not otherwise defined herein are defined herein as in the Registration Statement.

     The Registration Statement relates to, among other things, the registration under the Act of 10,041,277 shares, subject to adjustment, of common stock, $0.01 par value per share, of Richmond County (the "Merger Shares"), into which certain shares of common stock, $0.01 par value per share of Bayonne Bancshares, Inc., a Delaware corporation ("Bayonne"), will be converted pursuant to an Agreement and Plan of Merger dated as of July 19, 1998 (the "Merger Agreement") by and between
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Richmond County Financial Corp.
January 8, 1999
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Bayonne and Richmond County and certain related instruments and agreements described in the Registration Statement that were executed, or are to be executed, in connection with the Merger Agreement (the "Related Instruments"). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

     It is our understanding that upon consummation of the Merger, among other things, (i) Bayonne will merge with and into Richmond County, with Richmond County as the surviving corporation, succeeding to all of the assets and liabilities of Bayonne (the "Merger"); (ii) subject to certain exceptions, each outstanding share of common stock, $.01 par value per share, of Bayonne (the "Bayonne Common Stock"), will be converted and exchangeable for 1.05 Merger Shares (the "Exchange Ratio") plus cash in lieu of fractional shares; and (iii) the Exchange Ratio may be increased by Richmond County in the event Bayonne exercises its rights under the Merger Agreement to deliver to Richmond County a notice to terminate the Merger Agreement due to the price of the Richmond County Common Stock declining below certain levels established by formulas set forth in the Merger Agreement.

     In addition, each option granted by Bayonne to purchase Bayonne Common Stock which is outstanding and unexercised immediately prior to the consummation of the Merger shall be converted automatically into an option to purchase shares of Merger Shares in an amount equal to
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Richmond County Financial Corp.
January 8, 1999
Page 3


the product of the number of shares of Bayonne Common Stock subject to the original option and the Exchange Ratio, provided that any fractional Merger Shares resulting from such multiplication shall be rounded to the nearest whole share; and the exercise price per share of Merger Shares under the new option shall be equal to the exercise price per share of Bayonne Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

     In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of (i) the Certificate of Incorporation of Richmond County, as filed with the State of Delaware; (ii) the By-laws of Richmond County; (iii) certain minutes of Richmond County made available to us by officers of Richmond County; (iv) certain certificates from officers of Richmond County as to certain factual matters material to the opinion expressed below; (v) the Certificate of Incorporation of Bayonne as filed with the Secretary of State of the State of Delaware; (vi) the By-laws of Bayonne; (vii) certain minutes of Bayonne made available to us by officers of Bayonne; (viii) certain certificates from officers of Bayonne as to certain factual matters material to the opinion expressed below; (ix) the representations of Richmond County and Bayonne contained in the Merger Agreement and the Registration Statement; and (x) the Registration Statement, including the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.
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Richmond County Financial Corp.
January 8, 1999
Page 4


     In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Richmond County and Bayonne.

     In addition, in rendering this opinion we have assumed, without investigation, (i) that the Merger Shares will be offered and the shares of Bayonne Common Stock will be exchanged in the manner and on the terms identified or referred to in the Registration Statement; (ii) that all conditions to the Merger have been, or will be, met; (iii) that the Merger will be consummated in accordance with the terms of the Registration Statement, the Merger Agreement and the Related Instruments; (iv) the Registration Statement becomes and remains effective under the Act and fully complies with all of the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, during all relevant periods; (v) the Joint Proxy Statement/Prospectus forming a part of the Registration Statement, and the delivery procedures with respect thereto, fulfill all requirements of the Act, the Exchange Act, and all applicable regulations promulgated under the Act and the Exchange Act, throughout all relevant periods; (vi) compliance with all federal and state securities laws throughout all relevant periods; (vii) the Merger has become effective under applicable state law; and (viii) the Merger Shares are
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Richmond County Financial Corp.
January 8, 1999
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issued and delivered in the manner referred to in the Merger Agreement and the
Registration Statement, upon consummation of the Merger. We have also relied, without independent investigation, upon the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement.

     Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

     Based upon and subject to the foregoing, it is our opinion that, upon effectiveness of the Registration Statement and approval of the issuance of the Merger Shares by Richmond County shareholders, the issuance of the Merger Shares in accordance with the terms of the Merger Agreement will have been duly authorized and, when the Merger Shares are issued in accordance with the terms of the Merger Agreement and the Registration Statement, the Merger Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Joint Proxy
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Richmond County Financial Corp.
January 8, 1999
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Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are experts or otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                    Sincerely,

                                    /s/ Muldoon, Murphy & Faucette LLP

                                    MULDOON, MURPHY & FAUCETTE LLP